EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer of Camden Summit, Inc., the general partner of Camden Summit Partnership, L.P., formerly Summit Properties Partnership, L.P. (the “Operating Partnership”) hereby certifies that the Operating Partnership’s annual report on Form 10-K for the year ended December 31, 2004 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: March 31, 2005	/S/ RICHARD J. CAMPO
Richard J. Campo
Chairman of the Board of Directors and
Chief Executive Officer